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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ITC Holdings Corp. of our report dated April 7, 2006 relating to the financial statements of Michigan Transco Holdings, Limited Partnership, which appears in Form 8-K dated October 10, 2006 (as amended December 22, 2006). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
January 16, 2007

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CONSENT OF INDEPENDENT ACCOUNTANTS